                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                              STARMET CORPORATION
                                2229 MAIN STREET
                               CONCORD, MA 01742

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 1999

TO THE STOCKHOLDERS OF STARMET CORPORATION:

    Notice is hereby given that a special Meeting of the Stockholders of Starmet Corporation (the "Company"), a Massachusetts corporation, will be held on May 10, 1999 at 10:00 a.m. at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts for the following purposes:

    1. To elect Board of Directors for the ensuing year.

    2. To consider and act upon a proposal to increase the number of shares of Common Stock available for grant under the Company's 1998 Stock Plan from 300,000 to 500,000.

    3. To consider and act upon a proposal to ratify the selection of the firm of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending September 30, 1999.

    4. To transact other business as may properly come before the Meeting.

    Only stockholders of record at the close of business on April 8, 1999 are entitled to receive notice of and to vote at the Meeting.

    All stockholders are cordially invited to attend the Meeting in person. To ensure your representation at the Meeting, however, you are urged to sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Meeting. Any stockholder attending the Meeting may vote in person even if he or she has returned a proxy.

                                          By order of the Board of Directors,

                                                        [LOGO]

                                          Thomas A. Wooters, CLERK

Concord, Massachusetts
April 14, 1999

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL TO:

                                BOSTON EQUISERVE
                                 P.O. BOX 8200
                             BOSTON, MA 02266-5523
                            ATTENTION: MS. TINA GOON

                              Starmet Corporation
                                2229 Main Street
                               Concord, MA 01742

                                PROXY STATEMENT

                                 April 14, 1999

    Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors (the "Board") of Starmet Corporation (the "Company") for use at the Special Meeting of Stockholders to be held on Monday, May 10, 1998, at 10:00 a.m. (the "Meeting"), at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts.

    When a proxy is returned properly signed, the persons named as attorneys in the proxies will vote shares in accordance with the stockholder's instructions. Any stockholder submitting a proxy has the right to withhold votes for any individual nominee to the Board of Directors by writing that nominee's name on the space provided on the proxy. In the absence of contrary instructions, the proxyholders will vote the shares in favor of the three proposals set forth in this Proxy Statement.

    Sending in a proxy will not affect a stockholder's right to attend the Meeting and vote in person. A proxy may be revoked by a notice in writing delivered to the Clerk of the Company at any time prior to the commencement of the Meeting or by voting in person at the Meeting. A later proxy revokes an earlier proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Starmet Corporation, 2229 Main Street, Concord, Massachusetts.

    The Company will pay expenses in connection with the solicitation of the enclosed proxy, including the charges of brokerage houses and other intermediaries for forwarding documents to stockholders. In addition to this solicitation by mail, Company employees may solicit proxies by telephone, fax or in person. They will not receive additional compensation for those services. The Company may retain a proxy solicitation firm to solicit proxies.

                                STOCK AND VOTING

    This Proxy Statement is being mailed on or about April 16, 1999 to those persons who are holders of record of the Common Stock of the Company on April 8, 1999. As of that date, 4,790,674 number of shares of Common Stock were issued and outstanding, of which 3,041,076 number are entitled to one vote per share. The remaining 1,749,598 outstanding shares of Common Stock are subject to the Massachusetts Control Share Acquisition Act and, as a result, presently have no voting rights. See "Massachusetts Control Share Acquisition Act" on page 19.

    The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. A quorum consists of shares representing at least 51% of the votes that are entitled to be cast at the Meeting. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker has not received instructions from the beneficial owner.

    An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to shareholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and, therefore, with respect to votes on specific proposals, will have the effect of negative votes. Broker "non-votes" are not so included. If you hold shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with resect to certain matters to be voted upon. If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters.

    The election of directors is by plurality of the votes cast at the Meeting either in person or by proxy. The approval of a majority of the votes properly cast at the Meeting, either in person or by proxy, is required to approve proposals 2 and 3 and any other business which may properly be brought before the Meeting or any adjournment thereof.

    With regard to the election of directors, votes may be left blank, cast in favor or withheld; votes that are left blank will be counted in favor of the election of the directors named on the proxy. Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on all proposals other than the election of directors and will be counted as present for purposes of the proposal on which the abstention is noted. Abstentions and broker non-votes will have no effect on proposals 2 and 3.

    The Board of Directors and management of the Company deem the proposals described in this Proxy Statement to be in the best interest of the Company and recommend that the stockholders approve them. Management intends to vote their shares of Common Stock in favor of each proposal. See "Principal and Management Stockholders." For these purposes, management includes all directors and executive officers.

    The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter is properly presented at the Meeting shares represented by all proxies received by the Company will be voted on such matters in accordance with judgment of the persons named as attorneys in the proxies.

    The Company's Annual Report on Form 10K and Quarterly Report on Form 10Q, containing financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended September 30, 1998 and December 31, 1998, respectfully, are being mailed with the Proxy Statement to all stockholders entitled to vote. This Proxy Statement and the form of proxy were first mailed to Stockholders on or about the date hereof.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

    The following table sets forth certain information as of March 31, 1999, with respect to beneficial ownership of the Common Stock of the Company (i) by each stockholder known to the Company to own beneficially more than 5% of the Company's Common Stock, (ii) by each director of the Company, (iii) by each of the executive officers named in the Summary Compensation Table, elsewhere herein, and (iv) by all directors and executive officers of the Company and its subsidiaries as a group. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock of the Company if he or she has or shares voting power or investment power with respect to such security or has the right to acquire beneficial ownership of such security at any time within 60 days of March 31, 1999. As used herein "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose of or direct the disposition of shares. Except as indicated in the notes following the table below, each person named has sole voting and investment power with respect to the shares listed as being beneficially owned by such person.

                                                                         AMOUNT AND NATURE OF
                                                                              BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                                          OWNERSHIP              PERCENT OWNED
------------------------------------------------------------------  ------------------------------  ---------------

Charles Alpert (1)(2).............................................              2,609,999                  50.50%
Joseph Alpert
  WIAF Investors C
  466 Arbuckle Avenue
  Cedarhurst, NY 11516

and

Melvin B. Chrein, J.R.
Cheryl J. Chrein
  Marshall J. Chrein
  Michael Chrein
  21 Copper Beech Lane
  Lawrence, NY 11559

George J. Matthews (3)............................................                410,754                   7.95%
Chairman of the Board of Directors
  Director & Consultant
  c/o Matthews Associates Limited
  100 Corporate Place
  Peabody, MA 01960

Wilson B. Tuffin (4)..............................................                388,316                   7.51%
Vice Chairman and Director
  23 Arlington Street
  Acton, MA 01720

Dimensional Fund Advisors, Inc. (5)...............................                331,600                   6.49%
1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401

                                                                         AMOUNT AND NATURE OF
                                                                              BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                                          OWNERSHIP              PERCENT OWNED
------------------------------------------------------------------  ------------------------------  ---------------
Robert E. Quinn (6)...............................................                118,812                   2.30%
President, CEO, Treasurer and Director

William Loftus....................................................                     --                      *
Vice President, Finance and
  Administration

William T. Nachtrab (7)...........................................                 28,833                      *
Vice President, Technology

Kenneth A. Smith, Director (8)....................................                 17,500                      *

Frank H. Brenton, Director (8)....................................                 17,500                      *

Douglas F. Grotheer (9)...........................................                 16,074                      *
President of Starmet CMI Corporation

All directors and executive officers as a group (13) persons
  (10)............................................................              1,084,956                  20.99%

------------------------

(1) Does not reflect the effect on voting rights of the Massachusetts Control Share Acquisition Act. The Company is subject to Chapter 110D of the Massachusetts General Laws which governs "control share acquisitions," which are acquisitions of beneficial ownership of shares which would raise the voting power of the acquiring person above any one of three thresholds: one-fifth, one-third or one-half of the total voting power. All shares acquired by the person making the control share acquisition within 90 days before or after any such threshold is crossed obtain voting rights only upon the authorization from a majority of the stockholders other than the person acquiring such shares, officers of the Company and those directors of the Company who also are employees. Based on certain filings made with the Securities and Exchange Commission ("SEC"), the Company believes that certain control share acquisitions have occurred and that the members of the group which affected such control share acquisitions, namely WIAF Investors Co., Charles Alpert, Joseph Alpert, Melvin B. Chrein, Meryl J. Chrein, and Marshall J. Chrein (collectively the "Investor Group") are the holders of 1,759,255 shares (the "Affected Shares") which were acquired in control share acquisitions (within the meaning of Chapter 110D) and accordingly will have no voting rights unless or until such voting rights are authorized. See "Massachusetts Control Share Acquisition Act" on page 19.

(2) Derived from Schedule 13DA, dated March 28, 1997, Forms 5 and stockholder questionnaires to the Company. The six persons named are described as a group in such Schedules 13DA. The persons named reported ownership of the following shares: WIAF Investors Co. 1,759,756; Melvin B. Chrein 202,300; Meryl J. Chrein 246,600; Charles Alpert 50,000; Joseph Alpert 50,000; and Marshall J. Chrein 46,200. Each person reported sole voting and dispositive power with respect to the shares owned by such person. Also includes 21,021, 79,435 and 2,325 shares which Melvin B. Chrein, WIAF Investors Co. and Marshall Chrein, respectively, have the right to acquire upon conversion of outstanding 10% Convertible Subordinated Debentures and 27,000, 12,000 and 3,000 shares which Charles Alpert or nominee, Melvin B. Chrein and Marshall
    J. Chrein, respectively have the right to acquire under outstanding warrants.

(3) Includes (i) 22,500 shares which may be purchased upon the exercise of currently exercisable options, (ii) 2,325 shares which may be acquired upon the conversion of an outstanding 10% Convertible Subordinated Debenture,
    (iii) 13,961 shares which Mr. Matthews' wife has the right to acquire upon the conversion of an outstanding 10% Convertible Subordinated Debenture, and
    (iv) 1,980 shares owned by Mr. Matthews' wife. Mr. Matthews disclaims beneficial ownership of the debenture and shares held by Mrs. Matthews.

(4) Includes 12,500 shares which may be purchased upon the exercise of currently exercisable options.

(5) Derived from Schedule 13G dated February 11, 1999. Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of the Issuer described in this table that are owned by the Portfolios. All securities reported in this table are owned by the Portfolios, and Dimensional disclaims beneficial ownership of such securities.

(6) Includes 96,667 shares which may be purchased upon the exercise of currently exercisable options.

(7) Includes 26,833 shares which may be purchased upon the exercise of currently exercisable options.

(8) Includes 11,500 shares which may be purchased upon the exercise of currently exercisable options.

(9) Includes 14,000 shares which may be purchased upon the exercise of currently exercisable options.

(10) See notes (4), (5), (7), (8) and (9) above. Also includes an additional 49,666 shares which may be purchased upon the exercise of currently exercisable options.

*   Less than 1% ownership individually.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Board of Directors currently consists of five Directors. The number of Directors is currently fixed at five. Directors will be elected at the Meeting to serve until the next Annual Meeting of Stockholders and until their successors take office or until such Director's resignation, death or removal. In the absence of instructions to the contrary, the proxyholders will vote shares represented by proxies in favor of the election of all of the nominees described below to the Board of Directors. The Board of Directors has no reason to believe that any of these nominees will be unable to serve. If any nominee should, for any reason, be unavailable to serve, the proxyholders will vote in favor of the election of such other person as the Board of Directors may recommend in place of the original nominee. Mr. Matthews, Mr. Quinn, Mr. Smith, Mr. Tuffin and Mr. Brenton are each current directors of the Company. Mr. Matthews, Mr. Quinn, Mr. Smith and Mr. Brenton are nominated for re-election. Mr. Tuffin has voluntarily declined to be nominated for re-election. Mr. William
J. Shea resigned from the Board of Directors effective March 4, 1999 and is not a nominee for election.

    The following are summaries of the background and business experience and descriptions of the principal occupations of the nominees for election:

                                                             PRESENT PRINCIPAL EMPLOYMENT
NAME                                AGE                     AND PRIOR BUSINESS EXPERIENCE                  DIRECTOR SINCE
------------------------------      ---      ------------------------------------------------------------  ---------------
George J. Matthews............          68   Chairman of the Board of Directors since 1972. Chairman of            1972
                                             Matthews Associates Limited, which is engaged in the
                                             business of investing in and providing management consulting and assistance to small and medium sized businesses,
                                             including the Company.
Robert E. Quinn...............          45   President of the Company since December 1, 1994 and                   1994
                                             Treasurer and Chief Executive Officer since January 20,
                                             1998. Prior to becoming President, served as Vice President,
                                             Sales for over five years. Elected as a Director on November
                                             17, 1994 to fill a vacancy created by the enlargement of the
                                             Board of Directors by vote of the Directors.
Kenneth A. Smith..............          62   Professor of Chemical Engineering at Massachusetts Institute          1985
                                             of Technology since 1971.
Frank H. Brenton..............          73   Principal of Frank H. Brenton Associates, a business                  1986
                                             consulting firm. From 1984 to 1986, Chairman of the Board of
                                             Directors of Marshall's Incorporated, an off-price retailer and division of Melville, Inc.

    The Board of Directors has also nominated Mr. Randel E. Vataha for election to the Board of Directors. Mr. Vataha, 50 years of age, is President of Game Plan LLC, a Boston investment banking firm partially owned by BankBoston. Previously, he was President of Global View Associates, an investment banking and consulting firm. A graduate of Stanford University, Mr. Vataha has been active in senior management and consulting positions in small to medium size businesses for the past twenty-two years.

    The Board of Directors recommends that the stockholder vote FOR the election of each of the five nominees.

          INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Board of Directors met six times during the fiscal year ended September 30, 1998 and it acted by unanimous written consent on one occasion. There was no Director who attended fewer than 75 percent of the aggregate of all board meetings and all meetings of committees on which he served during the fiscal year.

    The Board of Directors has an Audit Committee of non-employee Directors selected annually at the first the Meeting of Board following the Annual Meeting of Stockholders. The Audit Committee, which met one time during fiscal 1998, meets with the Company's independent auditors and principal financial personnel to review the scope and results of the annual audit and the Company's financial reports. The Audit Committee also reviews the scope of audit and non-audit services performed by the independent public accountants, and reviews the adequacy and effectiveness of internal accounting controls. The present members of the Audit Committee are Messrs. Brenton and Smith.

    The Board of Directors has a Stock Option Committee which was formed during fiscal year 1997. The Stock Option Committee, which met during fiscal year 1998, recommends to the Board of Directors for its approval the terms, amounts and recipients of stock options under the Company's stock option plans. The present members of the Stock Option Committee are Messrs. Matthews, Tuffin and Quinn.

    The Board of Directors does not have standing committees on compensation or nominations.

DIRECTOR COMPENSATION

    The Company pays each non-employee director an annual fee of $15,000. Non-employee directors are eligible to receive options under the Company's Directors' Stock Option Plan. Messrs. Brenton, Matthews, Shea and Smith, the Company's non-employee directors, were each granted options to purchase 7,500 shares of Common Stock at an exercise price of $23.67 per share in fiscal year 1998. As a result of Mr. Shea's resignation from the Board of Directors on March 4, 1999 options granted to him in fiscal year 1998 will not vest and will be cancelled.

    The Company pays consulting fees to Matthews Associates Limited, a Massachusetts corporation ("MAL"), of which George J. Matthews, Director and Chairman of the Board of Directors of the Company, is sole owner, pursuant to a Management Agreement with the Company. The Management Agreement is described in the section titled "Executive Agreements."

    The Company paid consulting fees to Mr. Tuffin pursuant to an employment and consulting agreement which expired in February 1999. During the term of that agreement, Mr. Tuffin received annual compensation of $105,000 for his services as a consultant to the Company. Mr. Tuffin's duties included his service as a Director and Vice Chairman of the Board of Directors of the Company. Following termination of the agreement, Mr. Tuffin may not compete directly or indirectly with the Company within the continental United States for a period of two (2) years.

    Matthews Associates Limited and Mr. Tuffin have deferred consulting fees in the approximate aggregate amount of $160,000 for the period October 1, 1998 through March 31, 1999.

                             EXECUTIVE COMPENSATION

    The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to the Company during fiscal years 1996, 1997 and 1998 to (i) the Company's Chief Executive Officer, and (ii) the Company's four other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 1998 (the "Named Executive Officers"). This information includes the dollar values of base salaries and bonus awards, the number of shares subject to stock options granted and certain other compensation, if any, whether paid or deferred. The Company does not grant stock appreciation rights and has no long-term compensation benefits other than stock options.

                                                                              LONG TERM COMPENSATION
                                                                            --------------------------
                                      ANNUAL COMPENSATION                                  SECURITIES
                      ---------------------------------------------------   RESTRICTED     UNDERLYING
 NAME AND PRINCIPAL                                       OTHER ANNUAL         STOCK      OPTIONS/SARS     LTP         ALL OTHER
      POSITION        YEAR(1)   SALARY($)   BONUS($)   COMPENSATION($)(2)    AWARD(S)$       (#)(6)      PAYOUTS$   COMPENSATION($)
--------------------  -------   ---------   --------   ------------------   -----------   ------------   --------   ---------------

George J. Matthews     1998      350,000         --            --                --             7,500       --             --
  (4) (5)...........   1997      350,000         --            --                --                --       --             --
  Chairman of Board    1996      350,000         --            --                --                --       --             --
  of Directors, CEO
  and Treasurer(5)

Robert E. Quinn.....   1998      200,000     17,312            --                --            15,000       --             --
  President (3)(5)     1997      200,000     15,000            --                --            25,000       --             --
  CEO and Treasurer    1996      173,769         --            --                --            20,000       --             --

James M. Spiezio       1998      142,000     11,982            --                --             7,500       --             --
  (7)...............   1997      131,616     13,250            --                --             8,000       --             --
  Vice President,      1996      121,058         --            --                --            10,000       --             --
  Finance &
  Administration

William T.             1998      142,000     11,792            --                --            17,500       --             --
  Nachtrab..........   1997      131,616      9,050            --                --             8,000       --             --
  Vice President,      1996      114,847         --            --                --                --       --             --
  Technology

Douglas F.             1998      135,000     10,261            --                --             5,000       --             --
  Grotheer..........   1997      121,934      6,700            --                --             5,000       --             --
  President, Starmet   1996      100,252         --            --                --                --       --             --
  CMI Corporation

------------------------

(1) The Company's fiscal year ends on September 30th of each year.

(2) Excludes perquisites in amounts less than the threshold level required for reporting.

(3) Mr. Quinn's compensation for the fiscal year ended September 30, 1998 was determined pursuant to his Employment Agreement. See "Executive Agreements."

(4) Mr. Matthews is assigned as a consultant to the Company pursuant to a management agreement between Matthews Associates Limited and the Company. All compensation under the agreement is paid by the Company to Matthews Associates Limited. See "Executive Agreements."

(5) On January 20, 1998, Mr. Matthews resigned as Chief Executive Officer and Treasurer of the Company and the Company elected Mr. Quinn as Chief Executive Officer and Treasurer.

(6) Options have been adjusted to reflect the Company's two for one stock dividend paid on April 7, 1997.

(7) On November 13, 1998, the Board of Directors notified Mr. Spiezio that his employment agreement would not extend beyond November 15, 1999 and that he would no longer serve in the capacity of Chief Financial Officer of the Company.

                        OPTION GRANTS DURING FISCAL YEAR

    The following table sets forth certain information regarding options granted during the fiscal year ended September 30, 1998 by the Company to the Named Executive Officers:

                                                         INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      POTENTIAL
                                                                                                                   REALIZABLE VALUE
                                                                                                                      AT ASSUMED
                                                                                                                     ANNUAL RATES
                                                                                                                    OF STOCK PRICE
                                                     PERCENT OF TOTAL                                              APPRECIATION FOR
                          NUMBER OF SECURITIES      OPTIONS GRANTED TO                                              OPTION TERM(3)
                               UNDERLYING              EMPLOYEES IN              EXERCISE OR         EXPIRATION   ------------------
NAME                        OPTIONS GRANTED            FISCAL YEAR              BASE PRICE(2)           DATE        10%        5%
------------------------  --------------------   ------------------------   ----------------------   ----------   --------  --------
George J. Matthews......          7,500(1)                  N/A                     $23.67           3/18/2008    $282,929  $111,645
Robert E. Quinn.........         15,000(1)                 7.5%                     $23.67           3/18/2008    $565,858  $223,089
William T. Nachtrab.....         17,500(1)                 8.8%                     $23.67           3/18/2008    $660,168  $260,504
James M. Spiezio........          7,500(1)                 3.8%                     $23.67           3/18/2008    $282,929  $111,645
Douglas F. Grotheer.....          5,000(1)                 2.5%                     $23.67           3/18/2008    $188,619  $ 74,430

------------------------

(1) These options are first exercisable on March 18, 1999 at which time the options will be one-third vested with options vesting in additional one-third increments in two annual installments commencing on March 18, 2000.

(2) The exercise price per share is the market price of the underlying Common Stock on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed rates of share price appreciation set by the Securities and Exchange Commission of five percent and ten percent compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes of the options exercise price or other expenses associated with the exercise. Actual gains, if any, are dependent on the performance of the Common Stock and the date on which the option is exercised. There can be no assurance that the amounts reflected will be achieved.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND YEAR-END OPTION/SAR VALUES

    The following table sets forth certain information concerning options exercised during the fiscal year ended September 30, 1998 by the Named Executive Officers, as well as the aggregate value of unexercised options held by such executive officers on September 30, 1998. The Company has no outstanding stock appreciation rights, either freestanding or in tandem with options.

                                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                                UNDERLYING                   IN-THE-MONEY
                                                                          UNEXERCISED OPTIONS AT           OPTIONS AT FISCAL
                                                                              FISCAL YEAR-END                 YEAR-END(2)
                                          SHARES ACQUIRED     VALUE     ---------------------------   ---------------------------
NAME                                        ON EXERCISE      REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------------------  ----------------   --------   -----------   -------------   -----------   -------------
George J. Matthews......................          0             $0        13,334          6,666        $148,274        $74,126
Robert E. Quinn.........................          0             $0        81,667         38,333        $201,131        $28,269
James M. Spiezio........................          0             $0        26,333         16,167        $ 80,727        $13,053
William T. Nachtrab.....................          0             $0        19,667         22,833        $ 63,259        $19,682
Douglas Grotheer........................          0             $0        11,667          8,333        $ 20,431        $ 2,159

------------------------

(1) Value realized equals fair market value on the date of exercise, less the exercise price, times the number of shares acquired, without deducting taxes or commissions paid by employee.

(2) Value of unexercised options equals fair market value of the shares underlying in-the-money options on September 30, 1998 ($9.00 per share), less the exercise price, times the number of options outstanding.

                               PENSION PLAN TABLE

    The following table sets forth the aggregate annual benefit payable upon retirement at normal retirement age for each level of remuneration specified at the listed years of service.

                  15 YEARS OF        20 YEARS OF        25 YEARS OF        30 OR MORE YEARS OF
RENUMERATION        SERVICE            SERVICE            SERVICE                SERVICE
-------------  -----------------  -----------------  -----------------  -------------------------
1$00,000.....     $    23,520        $    31,360        $    39,220            $    47,040
1$50,000.....     $    38,520        $    51,360        $    64,200            $    77,040
2$00,000.....     $    53,520        $    71,360        $    89,200            $   107,040
3$00,000.....     $    83,520        $   111,360        $   139,200            $   167,040
4$00,000.....     $   113,520        $   151,360        $   189,200            $   227,040
5$00,000.....     $   143,520        $   191,360        $   239,200            $   287,040

    The Company has a defined benefit plan (the "Pension Plan") designed to provide retirement benefits for employees and ancillary benefits to their beneficiaries, joint annuitants and spouses. All employees of the Company become participants in the Pension Plan after attaining the later of age 21 or a year of service with the Company. The Pension Plan provides retirement benefits based on years of service and compensation. An employee's benefits under the Pension Plan generally become fully vested after five years of service. At normal retirement (the later of age 65 and five years of Plan participation), participants are entitled to a monthly benefit for the remainder of their life in an amount equal to one-twelfth of the sum of their "Annual Credits" for their last 30 years or lesser period of employment with the Company and its predecessors. An employee's "Annual Credit" is 1.25% of the portion of his annual compensation that is subject to Social Security tax and two percent (2%) of the balance of his annual compensation. Participants with five years of service are entitled to retirement at age 55, but the monthly benefit payable under the

Pension Plan is reduced by 0.5% for each month that early retirement precedes normal retirement but not less than $100 per month if the Participant has ten or more years of service. The surviving spouse of a retiree under the Plan is entitled to receive benefits equal to one-half the amount the retiree had been receiving. Alternative benefit payments that are equivalent to the benefit described above are also available to participants. Benefits payable under the plan are not reduced by Social Security payments to the retiree. Amounts shown assume benefits commence at age 65. Benefit amounts shown are straight-life annuities. The executive officers named in the Summary Compensation Table have the following years of credited service for pension plan purposes: Robert E. Quinn-23 years; James M. Spiezio-13 years; William T. Nachtrab-9 years; and Douglas Grotheer-18 years. Mr. Matthews does not participate in the Pension Plan.

                 DIRECTORS' COMPENSATION AND STOCK OPTION PLAN

    Each outside director of the Company receives an annual fee of $15,000 and is eligible to receive options under the Company's 1995 Directors Option Plan (the "1995 Directors Plan"). During fiscal 1998, the Company granted to each of Messrs. Matthews, Tuffin, Smith, Brenton and Shea options to purchase 7,500 shares of Common Stock at an exercise price of $23.67 per share, based on the market price of the Common Stock at that time. At the same time, the Company also granted Mr. Quinn (in his capacity as President of the Company) an incentive stock option to purchase 15,000 shares of Common Stock at the same exercise price under the Company's 1998 Stock Option Plan.

    The Company has entered into a management agreement with Matthews Associates Limited, a Massachusetts corporation ("MAL"), of which George J. Matthews, Director and Chairman of the Board of Directors of the Company, is sole owner. The Management agreement is described in the section titled "Employment Agreements with Certain Officers."

    The Company entered into an employment and consulting agreement with Mr. Tuffin in November 1994, which terminated on February 28, 1999. Pursuant to such agreement, Mr. Tuffin received annual compensation of $105,000 for his services as a consultant to the Company. Mr. Tuffin's duties included his service as a director and Vice Chairman of the Board of Directors of the Company. Following termination of the agreement, Mr. Tuffin may not compete directly or indirectly with the Company within the continental United States for a period of two (2) years.

                             EXECUTIVE ARRANGEMENTS

EMPLOYMENT AGREEMENT WITH MR. QUINN

    In October 1997, the Company entered into an amended employment agreement with Mr. Quinn. Pursuant to the agreement, Mr. Quinn will receive initial compensation at the annual rate of $200,000, subject to such annual increases and bonuses as the Board of Directors may from time to time determine. The agreement shall continue in force until February 28, 2002, unless terminated by either party in accordance with its terms, and is subject to annual renewals as described in the agreement. During the term of the agreement and for a period of two years after its expiration, or after the termination of Mr. Quinn's employment with the Company, whichever occurs later, Mr. Quinn may not compete directly or indirectly with the Company within the continental United States. The Company shall require any successor to a majority of its business activities to assume its obligations under this agreement.

EMPLOYMENT AGREEMENTS WITH MESSRS. SPIEZIO, NACHTRAB, GROTHEER, AND RAFTERY

    In October 1997, the Company entered into employment agreements with Messrs. Spiezio, Nachtrab, Grotheer, and Raftery (each an "Executive"). Under the terms of their respective agreements, Messrs. Spiezio, Nachtrab, Grotheer, and Raftery are entitled to an annual base salary of $142,000, $142,000, $135,000 and $125,000 respectively, subject to such annual increases and bonuses as the Board of Directors may from time to time determine. Each of the agreements shall continue in force for an initial period of three (3) years, unless such agreement is terminated by the Company or the Executive in accordance with its terms. Annually, the Board of Directors, in its discretion, may extend the term of each agreement for an additional year. During the term of each Agreement and for a period of 18 months after any termination of employment, each Executive may neither i) compete directly or indirectly with the Company within the continental United States nor ii) solicit any of the Company's customers or employees. Each of the agreements may be terminated by the Company prior to a change in control (as defined in the agreements) and upon twelve months written notice. On November 13, 1998, the Board of Directors notified Mr. Spiezio that his employment agreement would not extend beyond November 15, 1999 and that he would no longer serve in the capacity of Chief Financial Officer of the Company.

DEFERRAL AND PAYMENT IN COMMON STOCK

    Messrs. Quinn, Nachtrab, Raftery and other executives of the Company have deferred a portion of their salaries and agreed to accept payment of the deferred amount in Common Stock of the Company valued at market value on the date of the deferral. Through March 31, 1999, the approximate aggregate amount deferred was $18,000. Shares representing the deferral have not yet been issued.

MANAGEMENT AGREEMENT WITH MATTHEWS ASSOCIATES LIMITED

    Mr. Matthews served as the Company's Chief Executive Officer during fiscal year 1997 and resigned from such position on January 20, 1998. The Company has entered into a management agreement with Matthews Associates Limited, a Massachusetts corporation ("MAL"), of which George J. Matthews, Director and Chairman of the Board of Directors of the Company, is sole owner. The agreement provides MAL with a minimum compensation of $350,000 per annum for services performed under the agreement, including financial management advice, representation of the Company before government regulatory bodies, a MAL representative's (Mr. Matthews) service on the Board and such other duties as assigned by the Board of Directors. For the period October 1, 1998 to March 31, 1999, MAL has agreed to defer indefinitely payment of a total of $125,000 due under the Management Agreement pending an improvement in the Company's cash position. The agreement expires on February 28, 2002, subject to annual renewals as described in the agreement. On March 25, 1999 the Board of Directors approved amendments to the agreement proposed by MAL reducing the minimum annual compensation to $225,000 per year and amending the expiration date to be February 28, 2004. In the event of termination of the management agreement by the Company, the Company is obligated to pay to MAL all of the amounts due under the agreement for the remaining term.

MANAGEMENT ADVISORY SERVICES AGREEMENTS

    The Company entered into a management advisory services agreement with Hurley, Vaughn & Associates, P.C. in August 1998. The agreement provides for compensation based on hourly rates ranging from $60 to $185 per hour dependent on the staff level assigned. In November 1998, the Board of

Directors appointed Mr. Kenneth Hurley of Hurley, Vaughn & Associates, P.C. to Interim Chief Financial Officer of the Company. In February 1999, this agreement was terminated.

    In February 1999, the Company entered into a management advisory services agreement with Claymore Partners. The agreement provides for compensation at an hourly rate of $275. On March 1, 1999, the Board of Directors appointed Mr. William Loftus of Claymore Partners as Chief Financial Officer of the Company.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended September 30, 1998, the Board of Directors of the Company was responsible for establishing executive compensation (other than stock option compensation). Messrs. Quinn and Matthews participated in deliberations of the Company's Board of Directors concerning executive officer compensation. Neither participated in setting his own compensation. The Stock Option Committee, which recommends to the Board of Directors for its approval the terms, amounts and recipients of stock options under the Company's stock option plans, consisted of Messrs. Matthews, Tuffin and Quinn during the fiscal year ended September 30, 1998. No executive officer of the Company served as a director or member of a compensation committee, or its equivalent, of another entity, one of whose executive officers served as director of the Company.

    Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report on compensation and the Stock Performance Graph contained elsewhere herein shall not be incorporated by reference into any such filings nor shall be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

          REPORT OF THE BOARD OF DIRECTORS AND STOCK OPTION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    During the fiscal year ended September 30, 1998, the Board of Directors of the Company was responsible for establishing and administering the policies which govern annual compensation (other than stock option compensation) for the Company's executive officers. The Stock Option Committee was responsible for considering stock option compensation for the Company's executive officers.

OVERVIEW

    The Board of Directors has historically established levels of executive compensation that provide for a base salary intended to allow the Company to hire, motivate and retain qualified executive officers. From time to time, the Board has also, on occasion, approved annual cash incentive bonuses based on the Company's performance or on the performance of the executive in question. In fiscal 1998, the Board approved cash incentive bonuses to certain executive officers based on their performance. From time to time, the Stock Option Committee recommends to the Board of Directors for its approval grants of stock options to executive officers and key employees in order to bring the stockholders' interests more sharply into the focus of such officers and employees. In fiscal 1998, the Stock Option Committee recommended, and the Board of Directors approved, the grant of stock options to certain of the Company's employees and directors.

    The Board of Directors establishes the annual salary and bonus of each of the executive officers other than the Chief Executive Officer, based on the recommendations made by the Chief Executive Officer. In determining the recommendations for salary and bonus for each of the other executive officers, the Chief Executive Officer considers each officer's individual performance, attainment of individual goals and the contribution to the overall attainment of the Company's goals.

STOCK OPTIONS AND OTHER COMPENSATION

    Long-term incentive compensation for executive officers consists of stock options granted under the Company's Stock Option Plans (the "Plans"). Executive officers as well as other key employees of the Company participate in the Plans. The 1998 Stock Plan provides for the granting of additional options in the future. The Company also believes that its Pension Plan is an attractive feature for all employees.

BASIS FOR THE COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The compensation of Mr. Matthews, the Company's former Chief Executive Officer during fiscal 1998, was determined pursuant to a management agreement between Matthews Associates Limited and the Company. All compensation under the agreement was paid by the Company to Matthews Associates Limited. See "Executive Arrangements-Management Agreement with Matthews Associates Limited." Mr. Matthews ceased to serve as Chief Executive Officer of the Company as of January 19, 1998.

    Mr. Quinn assumed the position of Chief Executive Officer of the Company on January 20, 1998 and is compensated by the Company at an annual base salary of $200,000. Mr Quinn is entitled to participate in the Company's Stock Option Plans and to receive bonuses at the discretion of the Board of Directors, in accordance with the terms of his Employment Agreement with the Company. See "Executive Arrangements-Employment Agreement with Mr. Quinn."

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN

    Set forth below is a line graph comparing the five-year cumulative total return of the Company's Common Stock against the cumulative total return of the NASDAQ Stock Market (U.S.) Index and the Dow Jones Aerospace and Defense Index. Cumulative total return is measured assuming an initial investment of $100 and reinvestment of dividends.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                           AMONG STARMET CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                  AND THE DOW JONES AEROSPACE & DEFENSE INDEX
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                STARMET         NASDAQ STOCK             DOW JONES

                 CORPORATION      MARKET (U.S.)         AEROSPACE & DEFENSE
Sep-93               $100.00            $100.00                     $100.00
Sep-94               $316.67            $100.83                     $117.75
Sep-95               $183.33            $139.28                     $187.79
Sep-96               $266.67            $165.24                     $262.08
Sep-97               $575.00            $226.81                     $329.49
Sep-98               $300.00            $231.84                     $257.98

                                                          575
Sep-93                                                                  575
Sep-94                                                                  100
Sep-95
Sep-96
Sep-97
Sep-98

                                                                                      CUMULATIVE TOTAL RETURN (%)
                                                                         -----------------------------------------------------
                                                                           9/93       9/94       9/95       9/96       9/97
Starmet Corporation....................................................     100.00     316.67     183.33     266.67     575.00
Nasdaq Stock Market (U.S.).............................................     100.00     100.83     139.28     165.24     226.81
Dow Jones Aerospace & Defense..........................................     100.00     117.75     187.79     262.08     329.49


                                                                           9/98
Starmet Corporation....................................................     300.00
Nasdaq Stock Market (U.S.).............................................     231.84
Dow Jones Aerospace & Defense..........................................     257.98

                    *  Assumes $100 was invested on September 30, 1993 in Starmet Corporation
                       Common Stock and in each of the noted indices, and assuming the reinvestment of dividends, if any.

                                 PROPOSAL NO. 2
                    AMENDMENT THE COMPANY'S 1998 STOCK PLAN

DESCRIPTION OF THE 1998 STOCK PLAN

    The 1998 Stock Plan (the "1998 Plan") was adopted by the Board of Directors of the Company on February 20, 1998 and received shareholder approval on March 18, 1998. It is currently proposed to increase the number of shares of Common Stock authorized for issuance pursuant to the 1998 Plan from 300,000 shares to 500,000 shares. Management of the Company believes that this increase is important to permit the Board of Directors to provide incentives to present and future key employees. Under the 1998 Plan, employees may be awarded incentive stock options ("ISO" or "ISOs"), as defined in Section 422(b) of the Internal Revenue Code, and directors, officers, employees, and consultants of the Company may be granted (i) options which do not qualify as ISOs ("Non-qualified Option" or "Non-qualified Options:); (ii) awards of stock in the Company ("Awards"); and
(iii) opportunities to make direct purchases of stock in the Company ("Purchases"). ISOs, Non-qualified Options, Awards, and Purchases are collectively referred to as "Stock Rights." ISOs and Non-qualified Options are collectively referred to as "Stock Rights." ISOs and Non-Qualified Options are collectively referred to as "Options."

    ADMINISTRATION OF THE PLAN. The Plan will be administered by the Board of Directors. The Board of Directors may delegate any or all of its powers under the Plan to a Committee appointed by the Board of Directors. Subject to the terms of the Plan, the Board of Directors determines the recipients to whom options will be granted, the number of shares to be covered by such options and the terms of such options.

    STOCK OPTION FEATURES. The Board of Directors may, at its discretion, select any eligible person to participate in the Plan. Non-Qualified Options and Purchase Rights may be granted, and Awards may be made, to any director, officer, employee or consultant of the Company. Only employees of the Company are eligible to receive ISOs. As of March 31, 1999, there were approximately 200 persons eligible to receive options issued pursuant to the Plan. The number of options granted to any eligible person is within the discretion of the Board of Directors, subject to certain conditions concerning ISOs.

    The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to ISOs which first become exercisable in any calendar year by an employee may not exceed $100,000. ISOs may not be granted at less than the fair market value of the Common Stock on the date of grant or 110% of fair market value in the case of ISOs granted to any optionee holding 10% or more of the total combined voting power of all classes of stock of the Company. In addition, no ISO is exercisable after 10 years from the date on which it is granted, and in the case of ISOs granted to an employee holding 10% or more of the total combined voting power of all classes of stock of the Company, the term shall not exceed 5 years from the date of grant.

    Options issued under the Plan are exercisable only by the optionee during the life of the optionee and, generally, are not transferable, except by will or the laws of descent and distribution or as determined by the Board of Directors. The Board of Directors shall determine the period of time during which an optionee may exercise an option following the termination of employment or service to the Company subject to certain restrictions set forth below with respect to ISOs. ISOs are generally only exercisable while an optionee is employed by the Company, except that the Board of Directors may determine to permit exercise within up to three months after termination of employment to the extent such option has vested at the time of such termination. If an optionee dies while employed by the Company or within three months of the termination of his or her employment by the Company, such optionee's ISOs may be exercised up to twelve months after his or her death. If an optionee is permanently disabled during his or her employment by the Company, such optionee's may be exercised up to one year following termination of his or her employment due to such disability.

    The exercise price of options granted under the Plan is determined by the Board of Directors on the date of grant, subject to the limitation that the exercise price may not be less than per value. However, there are certain pricing restrictions for ISOs as set forth above. The exercise price of options granted under the Plan must be paid in full upon exercise in cash, by delivery of shares of Common Stock already owned by the optionee, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option, by any other means the Board of Directors deems acceptable, or a combination thereof.

    In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company may, in its discretion, take any one or more of the following actions as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice; (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent that exercisable) over the exercise price thereof; (iv) terminate all options in exchange for the right to participate in any stock option or other employee benefit plan of any successor corporation (giving proper credit to an optionee for that portion of an option which has otherwise vested or become exercisable); (v) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options; and (vi) provide that all or any outstanding options shall become exercisable in full immediately prior to such event. The foregoing actions are subject in all instances to the approval of the Board of Directors and any accounting considerations for any acquisitions which is required to be treated as a "pooling of interests" transaction pursuant to the Accounting Principles Board ("APB") Opinion No. 16, if any discretionary actions by the Board of Directors would otherwise preclude the Company from accounting for any such transaction as a "pooling of interests" under APB Opinion No. 16. In addition, the Board of Directors may, in an instrument evidencing an option, Purchase Right or Award, provide for a result that is different from, or is more advantageous to the grantee than, the actions permitted to be taken by the Board of Directors, as described above upon the occurrence of one of the events described above or upon a change of control of the Company.

    In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock, the number and kind of shares of stock or securities of the Company to be subject to the Plan and the options then outstanding or to be granted thereunder, and the option price, will be appropriately and proportionately adjusted by the Board of Directors, whose determination will be binding on all persons.

    TERMINATION AND AMENDMENT OF THE PLAN. The Board of Directors may terminate, modify or amend the Plan except that no amendment or modification for which stockholder approval is required under Section 422 of the Code is permissible without the approval of the stockholders of the Company. With respect to ISOs, the Plan shall terminate on the earlier of (i) ten years from the date of the Board of Directors' approval of the Plan or (ii) the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise or cancellation of options granted under the Plan.

    ACCOUNTING EFFECTS. Under current accounting rules, neither the grant nor exercise of options under the Plan is expected to result in any charge to the earnings of the Company. Options with variable exercise prices or at an exercise price less the fair market value on the date of grant may result in charges to earnings under certain circumstances.

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of certain Federal income tax consequences of options grants and exercises under the Plan based upon the Federal income tax laws in effect on the date hereof.

    INCENTIVE STOCK OPTIONS. An employee receiving an ISO will not realize taxable income upon the grant of the ISO or upon its timely exercise (but exercise may subject an employee to alternative minimum tax as discussed below). Exercise of an ISO will be timely if made during its term and if the employee remains an employee of the Company or a subsidiary corporation at all times during the period beginning on the date of the grant of the ISO and ending on the date of exercise or, pursuant to the terms of the employee's option agreement, such option may be exercised upon to three months after the option holder ceases to be an employee of the Company (or one year before the date of exercise in the case of a disabled employee). Exercise of an ISO will also be timely if made within twelve months of the date of death (provided it is exercisable by its terms) by the legal representatives of an employee who dies while in the employ of the Company or a subsidiary corporation. However, the Plan limits the right of legal representation of any participant to exercise an option to one year following death. Upon a sale of the stock received upon exercise, except as noted below, the employee will generally recognize long-term capital gain or loss equal to the difference between the amount realized upon such sale and the exercise price. The Company, under these circumstances, will not be entitled to any Federal income tax deduction in connection with the exercise of the ISO or the sale of such stock.

    If the stock acquired pursuant to an exercise of any ISO is disposed of by the employee prior to the expiration of two years from the date of grant or within one year from the date such stock is issued to him or her upon exercising (a "disqualifying disposition"), any gain realized by the employee generally will be taxable at the time of such disqualifying disposition, as follows: (i) at ordinary income rates to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the ISO is exercised (the value on a later date is likely to govern in case of an employee whose sale of the stock at a profit could subject him or her to suit under Section 16(b) of the Exchange Act) or the amount realized on such disqualifying disposition, and (ii) if the stock is a capital asset of the employee, as short-term or long-term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the stock on the date which governs the determination of the employee's ordinary income. In such case, the Company may claim a Federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the employee as ordinary income. Any capital gain realized by the employee will be long-term capital gain if the employee's holding period for the stock at the time of disposition meets applicable holding period requirements for long-term capital gains under the Code; otherwise, it will be short-term. The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the exercise price will be an item of tax preference for purposes of the alternative minimum tax imposed by the Code.

    NON-QUALIFIED OPTIONS. In the case of Non-Qualified Options (and in the case of an untimely exercise of an ISO), the employee will not be taxed upon grant of any such option, but rather, at the time of exercise of such Non-Qualified Options, the employee, except as noted below, will realize ordinary income for Federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the employee realizes ordinary income. If stock so acquired is later sold or exchanged, then the difference between the sales price and the fair market value of such stock on the date of exercise of the option is generally taxable as long-term or short-term capital gain or loss depending upon whether the stock has been held for more than the applicable holding period for long-term capital gains under the Code.

    As stated above, generally income is realized by an employee upon exercise upon a Non-Qualified Option (or untimely exercise of an ISO). However, in the case of such exercise of an option by an employee whose sale of shares at a profit could subject the employee to suit under Section 16(b) of the Exchange Act, realization of income is postponed so long as a sale of the shares would expose the employee to such suit, unless the employee elects within 30 days after the exercise to be taxed as of the exercise date in the manner described above. Absent such election, such an employee will realize ordinary income at the time a sale would no longer expose him or her to such suit in an amount equal to the excess of the fair market value of the shares at that time over the exercise price. That fair market value will also govern for purposes of the Company's deduction and for determining the employee's gain or loss upon subsequent disposition of the shares.

    EXERCISE WITH SHARES. An employee who pays the exercise price of a Non-Qualified Option, in whole or in part, by delivering shares of the Company's Common Stock already owned by him or her will realize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed accordingly to the rules described above for Non-Qualified Options. (See "Certain Federal Income Tax Consequences--Non-Qualified Options.") With respect to shares acquired upon exercise which are equal in number to the shares surrendered, the basis of such shares will be equal to the fair market value of such shares on the date of exercise, and the holding period for such additional shares will commence on the date the option is exercised.

    When shares of the Company's Common Stock are surrendered upon exercise of an ISO, (i) no gain or loss will be recognized as a result of the exchange, (ii) a number of shares received which is equal to the number of shares surrendered will have a basis equal to that of the shares surrendered, and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period which includes the holding period of the shares exchanged and (iii) the remaining shares received will have a zero basis and will have a holding period which begins on the date of the exchange. If any of the shares received are disposed of within two years of the date of grant of the ISO or within one year after exercise, the shares with the lowest basis (i.e., a zero basis) will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

    The foregoing summary is not a complete description of the Federal income tax aspects of the Plan. Moreover, the foregoing summary relates only to Federal income tax; there may also be Federal estate and gift tax consequences associated with the Plan, as well as foreign, state and local tax consequences.

OUTSTANDING STOCK OPTIONS GRANTS UNDER THE 1998 PLAN

    The following table sets forth all options granted pursuant to the 1998 Plan during the period commencing with its adoption on March 18, 1998 until September 30, 1998 to (i) each of the Named Executive Officers, (ii) all of the executive officers of the Company as a group, (iii) all current directors of the Company who are not executive officers, as a group, (iv) each nominee for election as a director, (v) each associate of such directors, executive officers or nominees,
(vi) each person who received or is entitled to receive five percent of such options, and (vii) all employees, including all current officers who are not executive officers, as a group. Option grants are reflected for the period ending on September 30, 1998 because the number and value of options to be granted under the Plan in the future are not determinable.

                                                                                           NUMBER OF SECURITIES
NAME AND POSITION                                                                       UNDERLYING OPTIONS GRANTED
--------------------------------------------------------------------------------------  --------------------------

George J. Matthews....................................................................               7,500
  Chairman of the Board of Directors

Robert E. Quinn.......................................................................              15,000
  President, Chief Executive Officer and Treasurer

William Loftus........................................................................                 -0-
  Vice President, Finance and Administration

William T. Nachtrab...................................................................              17,500
  Vice President Technology

Douglas F. Grotheer...................................................................               5,000
  President Starmet & CMI Corporation

Kenneth A. Smith......................................................................               7,500
  Director

Frank H. Brenton......................................................................               7,500
  Director

Wilson B. Tuffin......................................................................               7,500
  Director

All executive officers as a group.....................................................              27,000

All current directors who are not executive officers, as a group......................              22,500

All employees, including all current officers who are not executive officers, as a
  group...............................................................................             135,500

    Approval of amendment to the 1998 Plan increasing the number of shares of Common Stock authorized for issuance thereunder from 300,000 to 500,000 will require the affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented in person or by proxy at the Meeting.

    The Board of Directors recommends a vote FOR the approval of the amendment to the 1998 Plan.

                                 PROPOSAL NO. 3
                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors of the Company has selected the firm of Arthur Andersen LLP, independent certified public accountants, to serve as auditors of the Company for the fiscal year ending September 30, 1999. Arthur Andersen LLP has acted as the Company's independent auditors for the fiscal year ended September 30, 1998.

    Representatives of Arthur Andersen LLP are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

    This proposal has been unanimously approved by the Board of Directors, which recommends that stockholders vote FOR its adoption.

                  MASSACHUSETTS CONTROL SHARE ACQUISITION ACT

    The Company is subject to Chapter 110D of the Massachusetts General Laws which governs "control share acquisitions," which are acquisitions of beneficial ownership of shares which would raise the voting power of the acquiring person
(1) above any one of three thresholds: one-fifth, one-third or one-half of the total voting power. Each time one of these thresholds is crossed, all shares acquired by the person making the control share acquisition within 90 days before or after such time, obtain voting rights only upon the authorization from a majority of the stockholders other than the person acquiring such shares, officers of the Company and those directors of the Company who also are employees.

    The Company believes that certain control share acquisitions have occurred and that the members of the group which effected such control share acquisitions, namely WIAF Investors Co., Charles Alpert, Joseph Alpert, Melvin
B. Chrein, Meryl J. Chrein, Michael Chrein, and Marshall J. Chrein (collectively the "Investor Group") are the holders of 1,749,598 shares which were acquired in control share acquisitions and, accordingly, will have no voting rights unless or until such voting rights are authorized as described above. The Company's belief is based upon filings made by stockholders with the Securities and Exchange Commission ("SEC") on Schedule 13D and certain amendments thereto. The members of the Investor Group may deliver to the Company a control share acquisition statement in accordance with the provisions of Section 3 of Chapter 110D and demand that the Board of Directors of the Company call a special meeting for the purpose of considering whether voting rights shall be authorized for the Affected Shares. No control share acquisition statement has been delivered to the Company and no such demand has been made. The question of authorization of voting rights for the Affected Shares will not be considered at the Special Meeting.

    The Control Share Acquisition Act further provides that if voting rights subsequently are authorized for the Affected Shares and such authorization, when added to all other shares of the Company beneficially owned by the holder, entitles the holder to own or control the voting of shares of the Company having a majority or more of all voting power in the election of directors, then each other stockholder of record of the Company who does not vote in favor of authorizing voting rights for the shares acquired in such control share acquisition may demand payment for the appraised value of his stock. At this time, because no control share acquisition statement has been delivered to the Company, the Company has not determined whether a control share acquisition has occurred which might result in such appraisal rights being available as described above; however, the members of the Investor Group have made filings with the SEC which indicate collective beneficial ownership of 50.50% of the Company's outstanding shares.

    The Company's stockholders, at a duly-constituted meeting, may also, by amendment to the by-laws or the Articles of Organization, provide that the provisions of Chapter 110D shall not apply to future control share acquisitions of the Company. Management currently has no plans to propose such an amendment.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and stockholders who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission reports of ownership and changes in ownership of voting securities of the Company and to furnish copies of such reports to the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or written representations from certain persons that no reports were required for those persons, all Section 16(a) filing requirements were complied with during the fiscal year ended September 30, 1998.

                              FINANCIAL STATEMENTS

    Stockholders as of the record date of April 7, 1999 will receive with this Proxy Statement a copy of the Company's 1998 Annual Report on Form 10-K, including audited financial statements for the fiscal year ended September 30, 1998 and the Company's Quarterly Report on Form 10-Q, including unaudited financial statements for the period ending December 31, 1998, but in each case excluding exhibits. The financial statements of the Company contained in Form 10-K and Form 10-Q are incorporated herein by reference.

               STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

    Any stockholder desiring to present a proposal for consideration at the Company's 2000 Annual Meeting of Stockholders, scheduled to be held on or about March 15, 2000, in the included in the Company's Proxy Statement to be mailed to the Company's stockholders in connection with such Annual Meeting, must submit the proposal to the Company so that it is received at the executive offices of the Company not later November 15, 1999. Any stockholder desiring to submit a proposal should consult applicable regulations of the Securities and Exchange Commission. In order to curtail controversy as to the date on which proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail Return Receipt Requested to Starmet Corporation; 1229 Main Street, Concord, Massachusetts 01742.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the Meeting of stockholders. Persons named as proxies will vote the proxies, insofar as they are not instructed to the contrary, in regard to such other matters and the transaction of such other business, if any, as may properly be brought before the Meeting, as seems to them to be in the best interests of the Company and its stockholders.

                           EXPENSES AND SOLICITATION

    The cost of solicitation of proxies will be borne by the Company, and in addition to directly soliciting shareholders by mail, the Company may request banks and brokers to solicit their customers who have stock of the Company registered in the name of nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail or telephone, following the original solicitation. The Company may, if appropriate, retain an independent proxy solicitation firm to assist the Company in soliciting proxies. If the Company does retain a proxy solicitation firm to assist the Company in soliciting proxies, the Company would pay such firm customary fees and expenses.